UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2024
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
599 South Schmidt Road Bolingbrook, IL		60440
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Strategic Alternatives
On June 24, 2024, Hyzon Motors Inc. (the “Company” or “Hyzon”) issued a press release announcing that the Company has started realigning its strategic priorities so as to focus on the Company’s core North American markets and the refuse industry.

In addition to the Company's previously disclosed efforts to secure capital, the Company announced that it has retained PJT Partners as its financial advisor to lead the ongoing capital raise efforts including via capital markets transactions, and to explore a full range of strategic options for the Company, which could potentially include a sale of the Company and/or a divestiture of its Europe and Australia/New Zealand businesses and subsidiaries, amongst other alternatives. As the Company explores such alternatives, it will continue to focus on cost reduction efforts and managing liquidity, including a reduction in work force, or other strategic transactions and/or measures.

The Company can provide no assurances that its exploration of strategic alternatives will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms or at all. The Company has not set a timetable for the completion of this process and does not commit to comment further unless and until the Company enters into a definitive transaction agreement or otherwise determines that further disclosure is appropriate or necessary. Even if successful, the Company may need to pursue other measures, including (without limitation) one or a combination of such transactions and/or measures described above.

The Press Release is attached hereto and filed herewith as Exhibit 99.1 and is incorporated by reference into this Current Report. The description of this strategic review process in this Current Report is qualified in its entirety by the attached Press Release.

Updates for Risk Factors
The Company is providing as Exhibit 99.2 to this Current Report, which is incorporated by reference to this Item 8.01, updates to the risk factors described in (i) Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Part II, Item 1A of the Company’s Quarterly Report for the quarterly period ended March 31, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 24, 2024, issued by the Company.
99.2	Risk Factors
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to Hyzon’s ability to pursue and enter into a strategic transaction, raise additional capital, and achieve the goals and benefits of its cost cutting and liquidity management initiatives. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our common stock on the Nasdaq Global Select Market; our ability to retain or recruit, or changes required in, our officers, key employees, or directors; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: June 24, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer